Exhibit 10.18(1)

Execution Version
Assumption and Supplemental Security Agreement
This Agreement dated as of this 26th day of April, 2024 from the entities listed on the signature pages hereto (collectively, the “New Debtors”), to JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), as collateral agent for the Secured Parties (defined in the Security Agreement hereinafter identified and defined) (JPMorgan Chase Bank acting as such agent and any successor or successors to JPMorgan Chase Bank in such capacity being hereinafter referred to as the “Collateral Agent”).
Preliminary Statements
A.    Western Digital Corporation, a Delaware corporation (the “Lead Borrower”), and certain other parties have executed and delivered to the Collateral Agent that certain Security Agreement dated as of June 20, 2023 (such Security Agreement, as the same may from time to time be amended, restated, amended and restated, modified or restated, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the “Security Agreement”), pursuant to which such parties (the “Existing Debtors”) have granted to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in the Existing Debtors’ Collateral to secure the Secured Obligations.
B.    All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term “Debtor” or “Debtors” and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtors.
C.    The Borrowers provide each New Debtor with substantial financial, managerial, administrative, and/or technical support and each New Debtors will benefit, directly and indirectly, from the financial accommodations extended by the Secured Parties to the Borrowers
Now, therefore, for value received, and in consideration of financial accommodations given or to be given to the Borrowers by the Secured Parties from time to time, each New Debtor hereby agrees as follows:
    1.    Each New Debtor acknowledges and agrees that it shall become a “Debtor” party to the Security Agreement effective upon the date of such New Debtor’s execution of this Agreement and the delivery of this Agreement to the Collateral Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms “Debtor” or “Debtors” shall be deemed to include such New Debtor. Without limiting the generality of the foregoing, each New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations, and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by such New Debtor or in which such New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Secured Obligations (and, to the extent provided in Section 15 of the Security Agreement, the 2029/2032 Notes Obligations), whether now existing or hereafter arising, each New Debtor does hereby grant to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided in Section 15 of the Security Agreement, the 2029/2032 Notes Secured Parties), and hereby agrees that the Collateral Agent has and shall continue to have until the Termination Date (as such term is defined in the Loan Agreement referred to in the Security Agreement) for the benefit of the Secured Parties (and, to the extent provided in Section 15 of the Security Agreement, the 2029/2032 Notes Secured Parties) a continuing lien on and security interest in all of such New Debtor’s Collateral, including, without limitation, all of such New Debtor’s Accounts, Chattel Paper, Instruments, Documents, General Intangibles, Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, Investment Property, Inventory, Equipment, Fixtures, Commercial Tort Claims, and all of the other Collateral other than the Excluded Property, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth herein in their entirety, except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to such New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Collateral Agent under the Security Agreement.
    2.    Schedules 1, 3, 4, 5, 6 and 7 to the Perfection Certificate shall be supplemented by the information set forth on the attached supplements to each of Schedules 1, 3, 4, 5, 6 and 7 to the Perfection Certificate with respect to each New Debtor.
    3.    Each New Debtor hereby acknowledges and agrees that the Secured Obligations (and, to the extent provided in Section 15 of the Security Agreement, the 2029/2032 Notes Obligations) are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if such New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.
    4.    Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.
    5.    Each New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Collateral Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.
    6.    No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.
    7.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

SANDISK CORPORATION

By:	/s/ Grace Lin
Name: Grace Lin
Title: Vice President, Treasury

SANDISK TECHNOLOGIES, INC.

By:	/s/ Grace Lin
Name: Grace Lin
Title: Vice President, Treasury
[Signature Page to Supplement to Security Agreement – Amended & Restated Loan Agreement]

Accepted and agreed to as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Timothy Lee
Name: Timothy Lee
Title: Executive Director

[Signature Page to Supplement to Security Agreement – Amended & Restated Loan Agreement]

SUPPLEMENTS
SUPPLEMENT TO SCHEDULE 1
LEGAL NAMES

No.	Legal Name	Form of Organization	Jurisdiction of Organization	Address of Sole Place of Business or Chief Executive Office, as applicable
1.	SanDisk Corporation	Corporation	Delaware	951 SanDisk Drive, Milpitas, CA 95035
2.	SanDisk Technologies, Inc.	Corporation	Delaware	951 SanDisk Drive, Milpitas, CA 95035

SUPPLEMENT TO SCHEDULE 3
OWNED REAL PROPERTY
None

SUPPLEMENT TO SCHEDULE 4
EQUITY INTERESTS IN A SUBSIDIARY AND OTHER EQUITY INTERESTS
(a) Equity Interests in a Subsidiary

No.	Name of Parent	Name of Issuer	Certificate No. (as applicable)	No. Shares/ Interests	Percent of such Shares/Interests Pledged
1.	SanDisk Technologies, Inc.	SanDisk Storage (Australia) Pty. Ltd.	None	1	65%
(b) Other Equity Interests
None

SUPPLEMENT TO SCHEDULE 5
INSTRUMENTS AND TANGIBLE CHATTEL PAPER
None

SUPPLEMENT TO SCHEDULE 6
INTELLECTUAL PROPERTY
None

SUPPLEMENT TO SCHEDULE 7
COMMERCIAL TORT CLAIMS
None